Exhibit 99.1

Motorola Solutions Reports

Second-Quarter 2012 Financial Results

Raises full year revenue outlook

•	Increases quarterly cash dividend by 18 percent to $0.26 per share

•	Expands share repurchase program by $2.0 billion to $5.0 billion

•	Sales of $2.1 billion, up 8 percent from a year ago

•	Government sales of $1.5 billion, up 14 percent from a year ago

(In millions, except EPS)	Q2 2012	Q2 2011	Change
Total sales	$2,148	$1,984	8%
GAAP operating earnings	$278	$159	75%
Non-GAAP* operating earnings	$350	$304	15%
GAAP EPS from continuing operations**	$0.60	$0.14	329%
Non-GAAP EPS from continuing operations	$0.70	$0.54	30%

Click here for printable press release and financial tables.

SCHAUMBURG, Ill. – July 25, 2012 – Motorola Solutions, Inc. (NYSE: MSI) announced today its second-quarter 2012 results highlighted by sales of $2.1 billion, up 8 percent from the second quarter of 2011 driven by strong worldwide demand in its Government segment.

In addition, the company announced today that its board of directors has increased its regular quarterly cash dividend by 18 percent to $0.26 per share. The next quarterly dividend will be payable on Oct. 15, 2012, to stockholders of record at the close of business on Sept. 14, 2012. As part of its continuing plan to return capital to shareholders, the company’s board also has authorized an additional $2.0 billion in share repurchases, with no expiration date. This increase is in addition to the $3.0 billion currently authorized, $2.9 billion of which has been utilized in the last 12 months. The company may continue to repurchase shares from time to time in the open market or in other privately negotiated transactions, subject to market conditions.

Greg Brown, chairman and CEO of Motorola Solutions, said: “Our strong revenue and earnings growth continues to demonstrate the strength and resiliency of our business. We also are pleased to continue to return capital to our shareholders through an increased dividend and expanded share repurchase program.”

GAAP operating earnings in the second quarter of 2012 were $278 million or 12.9 percent of sales, compared to $159 million or 8 percent of sales in the second quarter of 2011. GAAP earnings per share (EPS) from continuing operations was $0.60, compared to $0.14 in the second quarter of 2011.

Non-GAAP operating earnings in the second quarter of 2012 were $350 million or 16.3 percent of sales, compared to $304 million or 15.3 percent of sales in the second quarter of 2011. Non-GAAP EPS from continuing operations was $0.70, compared to $0.54 in the second quarter of 2011. Non-GAAP financial information excludes after-tax expense of approximately $0.10 per diluted share related to stock-based compensation expense, intangible assets amortization expense and highlighted items. Details on these Non-GAAP adjustments and the use of Non-GAAP measures are included later in this press release.

During the second quarter of 2012, the company generated $254 million in operating cash flow from continuing operations. Additionally, the company repurchased $439 million in shares, paid $64 million in dividends and ended the quarter with total cash*** of $3.7 billion.

Government segment sales were $1.5 billion, up 14 percent from the year-ago quarter, driven by growth in all regions. GAAP operating earnings were $197 million or 13.5 percent of sales compared to $105 million or 8.2 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $240 million or 16.4 percent of sales compared to $168 million or 13.1 percent of sales in the year-ago quarter.

Government highlights:

•

Secured multi-million dollar contracts with the states of Arkansas, Louisiana and Ohio; the City of Lakeland, Fla.; Pennsylvania State Police; Centre County in Pennsylvania; Utah Communication Agency Networks; London Underground; Chilean Investigative Police; Ecuador’s National Telecommunications Corporation for the National Police; Beijing Metro Line and Hong Kong Mass Transit Railway

•

Continued to demonstrate leadership in Public Safety LTE with the launch of the Brazilian Army’s test of 4G LTE technologies for public safety and Randall County, Texas contract for advanced computer-aided dispatch solutions that also incorporates a public safety LTE network and expands the LTE core owned by Harris County, Texas

•

With the City of Apopka, Fla., announced the world’s first deployment and acceptance of a dual mode ASTRO® 25 system with P25 TDMA trunking, which is being used by Apopka police, fire and emergency management personnel, as well as by Apopka Public Works

•

Introduced three new models in the MTP3000 TETRA handheld radio series that answer core user demands for increased user safety and reliability and set new standards with significant improvements in audio quality, increased network coverage, ruggedness and ease of use

Enterprise segment sales were $689 million, down 2 percent from the year-ago quarter, which included the anticipated decline in iDEN sales. GAAP operating earnings were $81 million or 11.8 percent of sales compared to $54 million or 7.7 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $110 million or 16.0 percent of sales compared to $136 million or 19.4 percent of sales in the year-ago quarter.

Enterprise highlights:

•

Secured contracts with key retail customers such as Tesco, CVS Caremark and Dunkin’ Donuts, as well as a services contract with UK Mail Group that includes asset tracking, security management, software upgrades and device management

•

Announced agreement to terms of a recommended $200 million cash offer to acquire Psion, a pioneer in quality enterprise mobile computing products and their application in industrial segments around the world

•

Introduced Motorola Solutions’ vision of the future of retail, including the launch of several advanced solutions for retailers such as the SB-1 smartbadge, MC40 Enterprise Assistant and Mobile Workforce Management software, which will bring retailers an omni-channel technology strategy that delivers a superior shopping experience

•

Hosted more than 160 North America and Latin America developers at AppForum to share how to architect next-generation solutions using the company’s latest tools, platforms, products and technologies including the RhoMobile Suite for application developers

Third Quarter and Full Year 2012 Outlook

The company expects third-quarter sales to grow approximately 3 percent compared with the third quarter of 2011, with EPS from continuing operations of $0.69 to $0.74. The company is increasing its full-year 2012 outlook of sales growth to 5 to 6 percent from approximately 5 percent compared with 2011. The operating earnings outlook remains at approximately 17 percent of sales. This outlook excludes stock-based compensation expense, intangible assets amortization expense and charges associated with items of the variety typically highlighted by the company in its quarterly earnings releases.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	Second Quarter
(In millions, except per share amounts)	2012	2011
Net sales	$2,148	$1,984
Gross margin	1,060	1,007
Operating earnings	278	159
Earnings from continuing operations before income taxes	240	61
Income tax expense	63	13
Earnings from continuing operations**	177	50
Earnings from discontinued operations, net of tax	5	299
Net earnings	$182	$349

Diluted EPS from continuing operations:	$0.60	$0.14

Weighted average diluted common shares outstanding	296.1	348.5

Highlighted Items, Stock-Based Compensation Expense and Intangible Assets Amortization Expense

The table below includes highlighted items, stock-based compensation expense and intangible assets amortization expense for the second quarter of 2012.

(per diluted common share)	Second Quarter 2012
GAAP Earnings per Common Share	$0.60

Highlighted Items:
Reorganization of business charges	$0.03
Tax expense from audit settlements and agreements	$(0.04)

Total Highlighted Items	$(0.01)

Stock-based compensation expense	$0.10
Intangible assets amortization expense	$0.01

Total Stock-Based Compensation Expense and Intangible Assets Amortization Expense	$0.11

Total Non-GAAP Adjustments	$0.10

Non-GAAP Earnings per Common Share	$0.70

Conference Call and Webcast

Motorola Solutions will host its quarterly conference call beginning at 7 a.m. U.S. Central Daylight Time (8 a.m. U.S. Eastern Daylight Time) on Wednesday, July 25. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Solutions also has included Non-GAAP measurements of results. We have provided these Non-GAAP measurements to help investors better understand our core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to our competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The Non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of Non-GAAP measurements by using GAAP measures in conjunction with the Non-GAAP measurements. As a result, investors should consider these Non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its Non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Stock-based compensation expense: The company has excluded stock-based compensation expense from its Non-GAAP operating expenses and net income measurements. Although stock-based compensation is a key incentive offered to our employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its Non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the Non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

Business Risks

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the third quarter and full year of 2012, payment of a regular quarterly dividend and purchases of shares under the company’s share repurchase program. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 22 in Item 1A of Motorola Solutions, Inc.’s 2011 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government and enterprise communications industries; (2) the level of demand for the company’s products, particularly if businesses and governments defer or cancel purchases in response to tighter credit; (3) the company’s ability to introduce new products and technologies in a timely manner; (4) negative impact on the company’s business from global economic conditions, which may include: (i) potential deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (5) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (6) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (7) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (8) risks related to the company’s manufacturing and business operations in foreign countries; (9) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (10) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (11) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (12) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (13) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (14) the impact of foreign currency fluctuations, including the negative impact of a strengthening U.S. dollar on the company when competing for business in foreign markets; (15) the impact of the percentage of cash and cash equivalents held outside of the United States; (16) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (17) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; (20) negative consequences from the company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions; and (21) the impact of our multi-year phased upgrade and consolidation of our enterprise resource planning systems into a single global platform. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Definitions

*	Non-GAAP financial information excludes from GAAP results the effects of stock-based compensation expense, intangible assets amortization expense and highlighted items
**	Amounts attributable to Motorola Solutions, Inc. common stockholders
***	Total cash = Cash and cash equivalents + Sigma Fund (current) and short-term investments

About Motorola Solutions

Motorola Solutions is a leading provider of mission-critical communication products and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our media center or subscribe to our news feed.

Media Contacts

Nick Sweers

Motorola Solutions

+1 847-576-2462

nicholas.sweers@motorolasolutions.com

Tama McWhinney

Motorola Solutions

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

Investor Contacts

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Jason Winkler

Motorola Solutions

+1 847-576-4995

jason.winkler@motorolasolutions.com

MOTOROLA, MOTO, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2012 Motorola Solutions, Inc. All rights reserved.

		GAAP-1
Motorola Solutions, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (In millions, except per share amounts)
	Three Months Ended
	June 30, 2012	July 2, 2011
Net sales from products	$1,563	$1,453
Net sales from services	585	531

Net sales	2,148	1,984
Costs of products sales	712	645
Costs of services sales	376	332

Costs of sales	1,088	977

Gross margin	1,060	1,007

Selling, general and administrative expenses	496	482
Research and development expenditures	269	260
Other charges	11	56
Intangibles amortization	6	50

Operating earnings	278	159

Other income (expense):
Interest expense, net	(16)	(21)
Gain on sales of investments and businesses, net	3	1
Other	(25)	(78)

Total other expense	(38)	(98)

Earnings from continuing operations before income taxes	240	61

Income tax expense	63	13

Earnings from continuing operations	177	48

Earnings from discontinued operations, net of tax	5	299

Net earnings	182	347

Less: Loss attributable to noncontrolling interests	—	(2)

Net earnings attributable to Motorola Solutions, Inc.	$182	$349

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$177	$50
Earnings from discontinued operations, net of tax	5	299

Net earnings	$182	$349

Earnings per common share
Basic:
Continuing operations	$0.61	$0.15
Discontinued operations	0.02	0.87

	$0.63	$1.02

Diluted:
Continuing operations	$0.60	$0.14
Discontinued operations	0.01	0.86

	$0.61	$1.00

Weighted average common shares outstanding
Basic	290.6	341.2
Diluted	296.1	348.5

	Percentage of Net Sales*
Net sales from products	72.8%	73.2%
Net sales from services	27.2%	26.8%

Net sales	100%	100%

Costs of products sales	45.6%	44.4%
Costs of services sales	64.3%	62.5%

Costs of sales	50.7%	49.2%

Gross margin	49.3%	50.8%

Selling, general and administrative expenses	23.1%	24.3%
Research and development expenditures	12.5%	13.1%
Other charges	0.5%	2.8%
Intangibles amortization	0.3%	2.5%

Operating earnings	12.9%	8.0%

Other income (expense):
Interest expense, net	-0.7%	-1.1%
Gain on sales of investments and businesses, net	0.1%	0.1%
Other	-1.2%	-3.9%

Total other expense	-1.8%	-4.9%

Earnings from continuing operations before income taxes	11.2%	3.1%
Income tax expense	2.9%	0.7%

Earnings from continuing operations	8.2%	2.4%

Earnings from discontinued operations, net of tax	0.2%	15.1%

Net earnings	8.5%	17.5%

Less: Loss attributable to noncontrolling interests	0.0%	-0.1%

Net earnings attributable to Motorola Solutions, Inc.	8.5%	17.6%

*	Percentages may not add up due to rounding

		GAAP-2
Motorola Solutions, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (In millions, except per share amounts)
	Six Months Ended
	June 30, 2012	July 2, 2011
Net sales from products	$3,007	$2,827
Net sales from services	1,097	991

Net sales	4,104	3,818
Costs of products sales	1,370	1,269
Costs of services sales	701	618

Costs of sales	2,071	1,887

Gross margin	2,033	1,931

Selling, general and administrative expenses	968	943
Research and development expenditures	523	499
Other charges	20	61
Intangibles amortization	12	100

Operating earnings	510	328

Other income (expense):
Interest expense, net	(30)	(41)
Gain on sales of investments and businesses, net	20	19
Other	(16)	(73)

Total other expense	(26)	(95)

Earnings from continuing operations before income taxes	484	233

Income tax expense (benefit)	148	(176)

Earnings from continuing operations	336	409

Earnings from discontinued operations, net of tax	3	429

Net earnings	339	838

Less: Loss attributable to noncontrolling interests	—	(8)

Net earnings attributable to Motorola Solutions, Inc.	$339	$846

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$336	$417
Earnings from discontinued operations, net of tax	3	429

Net earnings	$339	$846

Earnings per common share
Basic:
Continuing operations	$1.11	$1.23
Discontinued operations	0.01	1.26

	$1.12	$2.49

Diluted:
Continuing operations	$1.09	$1.20
Discontinued operations	0.01	1.24

	$1.10	$2.44

Weighted average common shares outstanding
Basic	302.1	339.3
Diluted	308.1	346.3

	Percentage of Net Sales*
Net sales from products	73.3%	74.0%
Net sales from services	26.7%	26.0%

Net sales	100%	100%

Costs of products sales	45.6%	44.9%
Costs of services sales	63.9%	62.4%

Costs of sales	50.5%	49.4%

Gross margin	49.5%	50.6%

Selling, general and administrative expenses	23.6%	24.7%
Research and development expenditures	12.7%	13.1%
Other charges	0.5%	1.6%
Intangibles amortization	0.3%	2.6%

Operating earnings	12.4%	8.6%

Other income (expense):
Interest expense, net	-0.7%	-1.1%
Gain on sales of investments and businesses, net	0.5%	0.5%
Other	-0.4%	-1.9%

Total other expense	-0.6%	-2.5%

Earnings from continuing operations before income taxes	11.8%	6.1%
Income tax expense (benefit)	3.6%	-4.6%

Earnings from continuing operations	8.2%	10.7%

Earnings from discontinued operations, net of tax	0.1%	11.2%

Net earnings	8.3%	21.9%

Less: Loss attributable to noncontrolling interests	0.0%	-0.2%

Net earnings attributable to Motorola Solutions, Inc.	8.3%	22.2%

*	Percentages may not add up due to rounding

		GAAP-3
Motorola Solutions, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In millions)
	June 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$1,772	$1,881
Sigma Fund and short-term investments	1,933	3,210
Accounts receivable, net	1,590	1,866
Inventories, net	488	512
Deferred income taxes	679	613
Other current assets	761	686

Total current assets	7,223	8,768

Property, plant and equipment, net	857	896
Investments	200	166
Deferred income taxes	2,190	2,375
Goodwill	1,430	1,428
Other assets	293	296

Total assets	$12,193	$13,929

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$4	$405
Accounts payable	637	677
Accrued liabilities	2,349	2,733

Total current liabilities	2,990	3,815

Long-term debt	1,861	1,130
Other liabilities	3,469	3,710

Total Motorola Solutions, Inc. stockholders’ equity	3,848	5,214

Noncontrolling interests	25	60

Total liabilities and stockholders’ equity	$12,193	$13,929

Total cash*	$3,705	$5,091
Net cash**	1,840	3,556

*	Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments
**	cash = Total cash - Notes payable and current portion of long-term debt - Long-term debt

		GAAP-4
Motorola Solutions, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (In millions)
	Three Months Ended
	June 30, 2012	July 2, 2011
Operating
Net earnings attributable to Motorola Solutions, Inc.	$182	$349
Loss attributable to noncontrolling interests	—	(2)

Net earnings	182	347
Earnings from discontinued operations, net of tax	5	299

Earnings from continuing operations	177	48
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	54	90
Non-cash other expense (income)	(2)	53
Share-based compensation expense	52	39
Gain on sales of investments and businesses, net	(3)	(1)
Loss from the extinguishment of long-term debt	6	81
Deferred income taxes	66	104
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	121	(87)
Inventories	(17)	(2)
Other current assets	23	22
Accounts payable and accrued liabilities	(134)	(117)
Other assets and liabilities	(89)	(136)

Net cash provided by operating activities from continuing operations	254	94

Investing
Acquisitions and investments, net	(25)	(2)
Proceeds from (used for) sales of investments and businesses, net	(12)	1,026
Capital expenditures	(52)	(33)
Proceeds from sales of property, plant and equipment	9	3
Proceeds from sales (purchases) of Sigma Fund investments, net	114	(975)
Proceeds from sales of short-term investments, net	—	6

Net cash provided by investing activities from continuing operations	34	25

Financing
Repayment of debt	(411)	(616)
Proceeds from issuance of debt	747	—
Issuance of common stock	33	58
Purchase of common stock	(439)	—
Excess tax benefits from share-based compensation	11	—
Payment of dividends	(64)	—
Contribution to Motorola Mobility	(73)	—
Distribution to discontinued operations	—	(128)

Net cash used for financing activities from continuing operations	(196)	(686)

Discontinued Operations
Net cash used for operating activities from discontinued operations	—	(145)
Net cash used for investing activities from discontinued operations	—	(2)
Net cash provided by financing activities from discontinued operations	—	128

Effect of exchange rate changes on cash and cash equivalents from discontinued operations	—	19

Net cash provided by (used for) financing activities from discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(40)	6

Net decrease in cash and cash equivalents	52	(561)
Cash and cash equivalents, beginning of period	1,720	2,764

Cash and cash equivalents, end of period	$1,772	$2,203

Financial Ratios:
Free cash flow*	$202	$61

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

		GAAP-5
Motorola Solutions, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (In millions)
	Six Months Ended
	June 30, 2012	July 2, 2011
Operating
Net earnings attributable to Motorola Solutions, Inc.	$339	$846
Loss attributable to noncontrolling interests	—	(8)

Net earnings	339	838
Earnings from discontinued operations, net of tax	3	429

Earnings from continuing operations	336	409
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	106	181
Non-cash other expense (income)	(1)	45
Share-based compensation expense	95	78
Gain on sales of investments and businesses, net	(20)	(19)
Loss from the extinguishment of long-term debt	6	81
Deferred income taxes	93	(10)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	262	88
Inventories	(8)	(12)
Other current assets	(77)	9
Accounts payable and accrued liabilities	(383)	(338)
Other assets and liabilities	(87)	(185)

Net cash provided by operating activities from continuing operations	322	327

Investing
Acquisitions and investments, net	68	(2)
Proceeds from (used for) sales of investments and businesses, net	(67)	1,078
Capital expenditures	(101)	(60)
Proceeds from sales of property, plant and equipment	9	4
Proceeds from sales of Sigma Fund investments, net	1,277	266
Proceeds from sales of short-term investments, net	—	6

Net cash provided by investing activities from continuing operations	1,186	1,292

Financing
Repayment of debt	(411)	(616)
Proceeds from issuance of debt	747
Issuance of common stock	63	128
Purchase of common stock	(1,804)	—
Excess tax benefits from share-based compensation	17	—
Payments of dividends	(134)	—
Contributions to Motorola Mobility	(73)	(3,200)
Distribution from (to) discontinued operations	(11)	81

Net cash provided by used for financing activities from continuing operations	(1,606)	(3,607)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	2	44
Net cash used for investing activities from discontinued operations	—	(8)
Net cash provided by (used for) financing activities from discontinued operations	11	(81)

Effect of exchange rate changes on cash and cash equivalents from discontinued operations	(13)	45

Net cash provided by (used for) financing activities from discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(11)	(17)

Net decrease in cash and cash equivalents	(109)	(2,005)
Cash and cash equivalents, beginning of period	1,881	4,208

Cash and cash equivalents, end of period	$1,772	$2,203

Financial Ratios:
Free cash flow*	$221	$267

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

GAAP-6
Motorola Solutions, Inc. and Subsidiaries Segment Information (In millions)
Summarized below are the Company’s Net sales and Operating earnings by reportable segment for the three and six months ended June 30, 2012 and July 2, 2011.
Net Sales

	Three Months Ended
	June 30, 2012	July 2, 2011	% Change
Government	$1,459	$1,284	14%
Enterprise	689	700	-2%

Company Total	$2,148	$1,984	8%

	Six Months Ended
	June 30, 2012	July 2, 2011	% Change
Government	$2,760	$2,451	13%
Enterprise	1,344	1,367	-2%

Company Total	$4,104	$3,818	7%

Operating Earnings

	Three Months Ended
	June 30, 2012	July 2, 2011	% Change
Government	$197	$105	88%
Enterprise	81	54	50%

Company Total	$278	$159	75%

	Six Months Ended
	June 30, 2012	July 2, 2011	% Change
Government	$347	$204	70%
Enterprise	163	124	31%

Company Total	$510	$328	55%

Operating Earnings %

	Three Months Ended
	June 30, 2012	July 2, 2011	% Change
Government	13.5%	8.2%	65%
Enterprise	11.8%	7.7%	52%

Company Total	12.9%	8.0%	61%

	Six Months Ended
	June 30, 2012	July 2, 2011	% Change
Government	12.6%	8.3%	51%
Enterprise	12.1%	9.1%	34%

Company Total	12.4%	8.6%	45%

Non-GAAP-1
Motorola Solutions, Inc. and Subsidiaries Non-GAAP Adjustments (Intangibles Amortization Expense, Stock-Based Compensation Expense and Highlighted Items) Q1 2012

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$6	$2	$4	0.01
Stock-based compensation expense	Cost of sales, SG&A and R&D	43	13	30	0.09
Reorganization of business charges	Cost of sales and Other charges	9	3	6	0.02
Gain on equity investments	Gain on sales of investments and businesses, net	(16)	(6)	(10)	(0.03)

Total continuing operations impact		$42	$12	$30	$0.09

Q2 2012

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$6	$2	$4	0.01
Stock-based compensation expense	Cost of sales, SG&A and R&D	52	21	31	0.10
Reorganization of business charges	Cost of sales and Other charges	14	5	9	0.03
Tax expense from audit settlements and agreements	Income tax (expense) benefit	—	13	(13)	(0.04)

Total continuing operations impact		$72	$41	$31	$0.10

Non-GAAP-2
Motorola Solutions, Inc. and Subsidiaries Non-GAAP Segment Information (In millions) Non-GAAP Operating Earnings

	Three Months Ended
	June 30, 2012	July 2, 2011	% Change
Government	$240	$168	43%
Enterprise	110	136	-19%

Company Total	$350	$304	15%

	Six Months Ended
	June 30, 2012	July 2, 2011	% Change
Government	$424	$302	40%
Enterprise	216	268	-19%

Company Total	$640	$570	12%

Non-GAAP Operating Earnings %

	Three Months Ended
	June 30, 2012	July 2, 2011	% Change
Government	16.4%	13.1%	26%
Enterprise	16.0%	19.4%	-18%

Company Total	16.3%	15.3%	6%

	Six Months Ended
	June 30, 2012	July 2, 2011	% Change
Government	15.4%	12.3%	25%
Enterprise	16.1%	19.6%	-18%

Company Total	15.6%	14.9%	4%

Non-GAAP-3
Motorola Solutions, Inc. and Subsidiaries Operating Earnings after Non-GAAP Adjustments Q1 2012

	TOTAL	Government	Enterprise
Net sales	$1,956	$1,301	$655
Operating earnings	$232	$150	$82

Above-OE non-GAAP adjustments:
Stock-based compensation expense	43	27	16
Reorganization of business charges	9	7	2
Intangibles amortization expense	6	—	6

Total above-OE non-GAAP adjustments	58	34	24

Operating earnings after non-GAAP adjustments	$290	$184	$106

Operating earnings as a percentage of net sales - GAAP	11.9%	11.5%	12.5%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	14.8%	14.1%	16.2%

Q2 2012

	TOTAL	Government	Enterprise
Net sales	$2,148	$1,459	$689
Operating earnings	$278	$197	$81

Above-OE non-GAAP adjustments:
Stock-based compensation expense	52	34	18
Reorganization of business charges	14	9	5
Intangibles amortization expense	6	—	6

Total above-OE non-GAAP adjustments	72	43	29

Operating earnings after non-GAAP adjustments	$350	$240	$110

Operating earnings as a percentage of net sales - GAAP	12.9%	13.5%	11.8%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	16.3%	16.4%	16.0%